Exhibit 10.5

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (the “Agreement”) is entered into by Robert Schulze (hereinafter referred to as “Employee”) and HouseValues Inc., its parent, affiliates, subsidiaries, officers, directors, and managers (hereinafter referred to as “HouseValues Inc.” or “Employer”).

RECITALS

A. Employee has been employed by HouseValues Inc., and Employee’s position was eliminated, effective 12/31/2003 (the “Termination Date”).

B. HouseValues Inc. wishes to offer Employee a separation package in exchange for the Employee’s agreement clarifying and resolving any disputes that may exist between the Employee and HouseValues Inc. arising out of the employment relationship and the ending of that relationship, and any continuing obligations of the parties to one another following the end of the employment relationship.

C. In addition, as more fully set forth in Section 17 below, in consideration of Employer’s agreement to lend money to Employee pursuant to, and upon the execution of, this Agreement, the Full Recourse Promissory Note (attached hereto as Exhibit A) and the Pledge and Security Agreement (attached hereto as Exhibit B), and for other good and valuable consideration, Employee has agreed to extend the terms of certain non-solicitation, non-competition and other agreements with Employer from one year to four years as more fully set forth in the Amendment Agreement (attached hereto as Exhibit C).

D. Each of the undersigned parties to this Agreement has had ample opportunity to review the facts and law relevant to this issue, has consulted fully and freely with competent counsel of its choice if desired, and has entered this Agreement knowingly and intelligently without duress or coercion from any source. Employee has had a reasonable time in which to consider whether he wished to sign this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

1.	EMPLOYMENT ENDING DATE AND RESPONSIBILITIES, FINAL PAYCHECK

Employee’s employment with HouseValues Inc. ended on 12/31/2003. Employee has no further employment duties to HouseValues Inc.

Employee was paid his final paycheck on 1/21/2004. Employee also received a lump sum for any accrued vacation hours through Termination Date, less applicable withholdings on 1/6/2004.

Employee acknowledges that HouseValues Inc. does not owe him any other compensation in the way of bonus compensation or otherwise, with the exception of any vested distribution for the 401K plan (if applicable).

2.	PAYMENTS BY EMPLOYER

In exchange for the promises contained in paragraph seven below, HouseValues Inc. will provide Employee two month’s salary ($10,833.33), minus applicable withholdings. This will be paid to Employee after the Effective Date, as defined below.

Employee will continue to receive the medical and dental benefits that he has been receiving as an employee of HouseValues Inc. at HouseValues Inc.’s expense through December 31, 2003. Thereafter, Employee will be eligible for continuation of his coverage under the terms and conditions of COBRA, at his own expense.

HouseValues Inc. agrees that it will not protest any unemployment benefits allowed to Employee, if Employee applies for such benefits.

3.	VALID CONSIDERATION

Employee and HouseValues Inc. agree that the offer of severance pay by HouseValues Inc. to Employee described in the preceding paragraph is not required by HouseValues Inc.’s policies or procedures or by any pre-existing contractual obligation of HouseValues Inc. or by any statute, regulation or ordinance, and is offered by HouseValues Inc. solely as consideration for this Agreement. In the event Employee fails to abide by the terms of this Agreement, HouseValues Inc. may elect, at its option and without waiver of other rights or remedies it may have, not to pay or provide any unpaid severance payments, and to seek to recover previously paid severance pay.

4.	STOCK OPTION

Employee will be entitled to exercise any portion of the stock option granted to his that is vested as of the Termination Date, subject to the terms of the Company’s 1999 Stock Incentive Compensation Plan and letter agreement between the Company and Employee. Employee acknowledges and agrees that under the terms of the stock option granted to Employee, all of the vested portion of the stock option granted to Employee will terminate if not exercised within 90 days of the Termination Date, and will be thereafter unexerciseable. It is Employee’s responsibility to be aware of the date that any vested, unexercised portion of the stock option granted to him terminates and becomes unexerciseable. Employee further acknowledges and agrees that under the terms of the stock option granted to Employee, no shares will vest after the Termination Date and all unvested shares will terminate as of the Termination Date.

5.	REAFFIRMATION OF CONFIDENTIAL INFORMATION, INVENTIONS, NONSOLICITATION AND NONCOMPETITION AGREEMENT

Employee expressly reaffirms and incorporates herein as part of this Agreement the Confidential Information, Inventions, Nonsolicitation And Noncompetition Agreement, which Employee signed as part of his employment with HouseValues Inc., a copy of which was given to Employee, and which shall remain in full effect, as amended pursuant to Exhibit C to this Agreement.

6.	CONFIDENTIALITY OF SEPARATION AGREEMENT

Employee agrees that he will keep the terms of this Agreement (including, but not limited to, the severance payment) completely confidential, and that Employee will not disclose any information concerning this Agreement or its terms to anyone other than his spouse or domestic partner, legal counsel, tax advisors, and/or financial advisors, who will be informed of and bound by this confidentiality clause, and except as required by court order. In the event Employee is requested, by court order or any other legal process, to provide information covered by this confidentiality obligation, Employee agrees to immediately notify HouseValues Inc. of any such request.

7.	GENERAL RELEASE OF CLAIMS

Employee expressly waives any claims against HouseValues Inc. (including, for purposes of this paragraph 7, all parents, affiliates, subsidiaries, officers, directors, stockholders, managers, employees, agents, investors, and representatives) and releases HouseValues Inc. (including its parents, affiliates, subsidiaries, officers, directors, stockholders, managers, employees, agents, investors, and representatives) from any claims, whether known or unknown, which existed or may have existed at any time up to the date of this Agreement, including claims related in any way to Employee’s employment with HouseValues Inc. or the ending of that relationship. This release includes, but is not limited to, any claims for wages, bonuses, employment benefits, stock options, or damages of any kind whatsoever, arising out of any common law torts, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any theory of negligence, any theory of retaliation, any theory of discrimination or harassment in any form, any legal restriction on HouseValues Inc.’s right to terminate employees, or any federal, state, or other governmental statute, executive order, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Washington Law Against Discrimination, or any other legal limitation on or regulation of the employment relationship. Employee agrees to indemnify and hold HouseValues Inc. harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, reasonable attorneys’ fees incurred by HouseValues Inc. or arising out of any breach of this Agreement by Employee or resulting from any representation made herein by Employee that was false when made. This waiver and release shall not preclude either party from filing a lawsuit for the exclusive purpose of enforcing its rights under this Agreement.

Employee represents that Employee has not filed any complaints, charges or lawsuits against HouseValues Inc. with any governmental agency or any court, and agrees that Employee will not initiate, assist or encourage any such actions, except as required by law. Employee further agrees that if a commission, agency, or court assumes jurisdiction of such claim, complaint or charge against HouseValues Inc. on behalf of Employee, Employee will request the commission, agency or court to withdraw from the matter.

Employee represents and warrants that he is the sole owner of the actual or alleged claims, rights, causes of action, and other matters which are released herein, that the same have not been assigned, transferred, or disposed of in fact, by operation of law, or in any manner, and that he has the full right and power to grant, execute and deliver the releases, undertakings, and agreements contained herein.

8.	NO ADMISSION OF WRONGDOING

This Agreement shall not be construed as an admission by Employer of any wrongful act, unlawful discrimination, or breach of contract, and Employer specifically disclaims any liability to or discrimination against Employee or any other person.

9.	NONDISPARAGEMENT

Employee agrees to refrain from making any derogatory or disparaging comments to the press or any individual or entity regarding HouseValues Inc., its business or related activities, or the relationship between the parties.

10.	RETURN OF PROPERTY

Employee confirms that Employee has or will immediately, upon the Termination Date, return to Employer all files, memoranda, records, credit cards, pagers, computers, computer files, passwords and pass keys, card keys, or related physical or electronic access devices, and any and all other property received from

Employer or any of its current or former employees or generated by Employee in the course of employment.

11.	BREACH OR DEFAULT

In the event of any breach or default under this Agreement by Employee, HouseValues Inc. may suffer irreparable damages and have no adequate remedy at law. In the event of any threatened or actual breach or default, HouseValues Inc. shall be entitled to injunctive relief, specific performance and other equitable relief. The rights and remedies of HouseValues Inc. under this paragraph are in addition to, and not in lieu of, any other right or remedy afforded to HouseValues Inc. under any other provision of this Agreement, by law, or otherwise. Any party’s failure to enforce this Agreement in the event of one or more events that violate this Agreement shall not constitute a waiver of any right to enforce this Agreement against subsequent violations.

12.	SEVERABILITY

The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

13.	ENTIRE AGREEMENT

This Agreement, and the Confidential Information, Inventions, Nonsolicitation And Noncompetition Agreement employee signed that is incorporated herein by reference, set forth the entire understanding between Employee and HouseValues Inc. and supersedes any prior agreements or understandings, express or implied, pertaining to the terms of Employee’s employment with HouseValues Inc. and the employment relationship. Employee acknowledges that in executing this Agreement, Employee does not rely upon any representation or statement by any representative of HouseValues Inc. concerning the subject matter of this Agreement, except as expressly set forth in the text of the Agreement. No modification or waiver of this Agreement will be effective unless evidenced in a writing signed by both parties.

14.	GOVERNING LAW

This Agreement will be governed by and construed exclusively in accordance with the laws of the State of Washington without reference to its choice of law principles. Any disputes arising under this Agreement shall be brought in a court of competent jurisdiction in the State of Washington.

15.	KNOWING AND VOLUNTARY AGREEMENT

Employee agrees that Employee has carefully read and fully understands all aspects of this Agreement including the fact that this Agreement releases any claims that Employee might have against Employer. Employee agrees that Employee has not relied upon any representations or statements not set forth herein or made by Employer’s agents or representatives. Finally, Employee agrees that Employee has been advised to consult with an attorney prior to executing the Agreement, and that Employee has either done so or knowingly waived the right to do so, and now enters into this Agreement without duress or coercion from any source.

16.	PERIODS FOR SIGNING AND REVOCATION

Employee acknowledges that he has been provided the opportunity to consider for twenty-one (21) days whether to enter this Agreement, and has voluntarily chosen to enter the Agreement on this date. Employee may revoke this Agreement for a period of seven (7) days following the execution of this Agreement; this Agreement shall become effective following expiration of this seven (7) day period (the “Effective Date”).

17.	LOAN AND EXTENSION OF NON-COMPETITION AND OTHER AGREEMENTS

In consideration of Employer’s agreement to lend money to Employee pursuant to, and upon the execution of, this Agreement, the Full Recourse Promissory Note (attached hereto as Exhibit A) and the Pledge and Security Agreement (attached hereto as Exhibit B), and for other good and valuable consideration, Employee has agreed to extend the terms of certain non-solicitation, non-competiton and other agreements with Employer from one year to four years as more fully set forth in the Amendment Agreement (attached hereto as Exhibit C).

18.	TERMINATION OF PRIOR SEPARATION AGREEMENT AND RELEASE.

Each party agrees that any Separation Agreement and Release signed prior to the date hereof shall be deemed superceded in its entirety by this Agreement and such earlier agreement shall be of no force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

HouseValues Inc.

By:	/s/ John Zdanowski	/s/ Robert Schulze
	John Zdanowski	Robert Schulze

Chief Financial Officer
Dated: March 23, 2004
Dated: March 23, 2004

EXHIBIT A

FULL-RECOURSE PROMISSORY NOTE

EXHIBIT B

PLEDGE AND SECURITY AGREEMENT

ATTACHMENT A

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, and pursuant to that certain Pledge and Security Agreement dated as of March 23, 2004, the undersigned hereby sells, assigns and transfers unto                                                           shares of the Common Stock of HouseValues, Inc., a Washington corporation, standing in the undersigned’s name on the books of said corporation, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated: 3/23/04

Signature:	/s/ Robert Schulze

Robert Schulze

Spouse’s signature, if any:

Please print name:

Please see Section 1 of the Pledge and Security Agreement for information on completing this form

EXHIBIT C

CONFIDENTIAL INFORMATION, INVENTIONS,

NONSOLICITATION AND NONCOMPETITION AMENDMENT

AGREEMENT

THIS AMENDMENT AGREEMENT is entered into by Robert Schulze (hereinafter referred to as “Employee”) and HouseValues Inc., its parent, affiliates, subsidiaries, officers, directors, and managers (hereinafter referred to as “HouseValues Inc.” or “Employer”), and amends the Confidential Information, Inventions, Nonsolicitation And Noncompetition Agreement (the “Confidential Information Agreement”), which Employee signed as part of his employment with HouseValues Inc., a copy of which was given to Employee, and which shall remain in full effect, except as expressly amended below.

1. Certifications. Employee hereby certifies that (i) I do not have in my possession, and I have not failed to return, any Materials or other property belonging to HouseValues Inc., (ii) I have complied with all the terms of the Confidential Information Agreement signed by me, including the reporting of any Inventions conceived or made by me (solely or jointly with others) covered by that agreement, and (iii) I will not use, disclose, publish or distribute any Confidential Information, Inventions, Materials or Proprietary Rights.

2. Amendment From One Year to Four Years of Certain Terms. In consideration of Employer’s agreement to lend money to Employee pursuant to, and upon the execution of, a Separation Agreement and Release, Full Recourse Promissory Note and Pledge and Security Agreement, and for other good and valuable consideration, Employee agrees (as does Employer) that the provisions set forth in Section 4 of the Confidential Information Agreement shall hereby be amended (a) to run for four years after the end of the Term (rather than the current one year) and each place the words “one year” appear in Section 4 of the Confidential Information Agreement shall be deemed replaced by the words “four years,” and (b) to replace the current definition of “Competing Business” with the following definition:

“Competing Business” means any business whose efforts are in competition with the efforts of the Company. A Competing Business includes, without limitation, (x) any business engaged in advertising or lead generation for a services industry, including real estate or related services (like title, escrow, or mortgage services), insurance services, financial services, and/or legal services; and (y) any business whose efforts involve any research and development, products or services in competition with products or services which are, during and at the end of the Term, either (a) produced, marketed or otherwise commercially exploited by the Company or (b) in actual or demonstrably anticipated research or development by the Company.

In addition, if Employer extends its business to engage in advertising or lead generation for a services industry involving real estate or related services (like title, escrow, or mortgage services), insurance services, financial services and/or legal services during the four year noncompetition term referenced above. Employer and Employee agree to work together to reach mutually agreeable written terms that will, among other things, permit Employee to provide 25% of the television media buying services required by Employer in such industries.

3. Written Approval of Employer. In order to allow Employer to assess Employee’s compliance with the provisions of the Confidential Information Agreement, as amended hereby, Employee agrees (i) to provide Employer written notice prior to engaging in, being employed by, performing services for, participating in the ownership, management, control or operation of, or otherwise being connected with, either directly or indirectly, any Competing Business, and (ii) to not engage in any activity contemplated in (i) above, unless and until, Employer’s CEO has confirmed in writing that Employer believes such activities will not violate the Confidential Information Agreement, as amended hereby.

HOUSEVALUES, INC.

By:	/s/ John Zdanowski
Name:	John Zdanowski
Title:	Chief Financial Officer

/s/ Robert Schulze
Signature

Robert Schulze